As filed with the Securities and Exchange Commission on March 12, 2020

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
________________________

Blue Bird Corporation
(Exact name of registrant as specified in its charter)
________________________

Delaware	46-3891989
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3920 Arkwright Road, Suite 200 Macon, GA	31210
(Address of Principal Executive Offices)	(Zip Code)

________________________

Blue Bird Corporation Amended and Restated 2015 Omnibus Equity Incentive Plan
(Full title of the plan)
________________________

Phillip Tighe
Chief Financial Officer
Blue Bird Corporation
3920 Arkwright Road, Suite 200
Macon, GA 31210

(Name and address of agent for service)
(478) 822-2801

(Telephone number, including area code, of agent for service)
________________________

Copies to:

Paul Yousif, Esq. General Counsel and Corporate Treasurer Blue Bird Corporation 3920 Arkwright Road, Suite 200 Macon, GA 31210 (478) 822-2800	Terry F. Schwartz, Esq. Smith, Gambrell & Russell, LLP 1230 Peachtree Street, NE Promenade, Suite 3100 Atlanta, GA 30309 (404) 815-3731

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.0001 par value per share	1,500,000	$16.67	$25,005,000	$3,245.65

(1) This Registration Statement covers 1,500,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) of Blue Bird Corporation (the “Company”), being newly registered hereunder and issuable pursuant to the Blue Bird Corporation Amended and Restated 2015 Omnibus Equity Incentive Plan (the “Plan”), which increased the shares of common stock issuable under the Plan from 3,700,000 to 5,200,000. The Company filed a Form S-8 with the Securities and Exchange Commission on May 28, 2015, which registered the original 3,700,000 shares of common stock authorized under the Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may be offered or sold under the Plan by reason of any substitutions or adjustments of shares to account for any change in capitalization, including any stock dividend, stock split, reverse split, split up, spin-off, recapitalization, or other distribution of stock or property of the Company, combination or exchange of shares of common stock, dividend in kind, or other like change in capital structure. Pursuant to the terms of the Plan, any shares subject to outstanding awards under the Plan that terminate, expire or lapse for any reason shall become available for issuance pursuant to subsequent awards granted under the Plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future issuance under the Plan are based on the average of the high and the low price of the registrant’s common stock as reported on the NASDAQ Global Market on March 6, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) of Blue Bird Corporation (the “Company”) is being filed for the purpose of registering an additional 1,500,000 shares of common stock reserved for issuance under the Company’s Amended and Restated 2015 Omnibus Equity Incentive Plan (the “Incentive Plan”), which Incentive Plan was approved by the Company’s stockholders at the Annual Meeting of Stockholders held on March 4, 2020. The Company previously registered 3,700,000 shares of common stock for issuance under the 2015 Omnibus Equity Incentive Plan pursuant to a registration statement on Form S-8 (File No. 333-204514) filed with the Securities and Exchange Commission on May 28, 2015 (“Prior Registration Statement”). This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates. Pursuant to General Instruction E to Form S-8 regarding Registration of Additional Securities, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth in this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement, including Item 1. “Plan Information,” and Item 2. “Registrant Information and Employee Plan Annual Information,” will be sent or given to participants in the Incentive Plan as specified by Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not being, filed by the Company with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Throughout this Registration Statement, the words “Blue Bird,” “we,” “us,” the “Company,” and “our” refer to Blue Bird Corporation and its subsidiaries.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by us with the SEC are incorporated by reference into and made a part of this Registration Statement:

(1)	Our Annual Report on Form 10-K for the year ended September 28, 2019 filed with the SEC on December 12, 2019, as amended on February 5, 2020;

(2)	Our definitive Proxy Statement dated January 31, 2020 filed with the SEC on January 27, 2020;

(3)
Our Current Reports on Form 8-K filed with the SEC on November 18, 2019, February 12, 2020 and March 4, 2020 (in each case, excluding any information deemed furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, which information is not incorporated by reference herein);

(4)	Our Quarterly Report on Form 10-Q for the quarter ended January 4, 2020 filed with the SEC on February 13, 2020; and

(5)
The description of our Common Stock contained in the “Description of Securities” section of our Proxy Statement on Schedule 14A filed with the SEC on January 20, 2015 (beginning on page 259) and in Item 1.01 “Entry into a Material Agreement – Subscription Agreement” section of our Form 8-K filed with the SEC on February 19, 2015, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities that remain unsold. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement, and nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the SEC.

Item 5.    Interests of Names Experts and Counsel.

Not applicable.

Item 8.    Exhibits.

Exhibit Number	Description of Exhibit
4.1
The registrant’s Second Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed by the registrant on February 26, 2015).

4.2	The registrant’s Bylaws (incorporated herein by reference to Exhibit 3.3 of the registrant’s Registration Statement on Form S-1 (File No. 333-192982) filed with the SEC on December 20, 2013).
4.3	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K filed with the SEC on March 2, 2015).
5.1	Opinion of Smith, Gambrell & Russell, LLP.*
23.1	Consent of BDO USA, LLP.*
23.2	Consent of Smith, Gambrell & Russell, LLP (filed as part of Exhibit 5.1).*
24.1	Power of Attorney (included on the signature page to this Registration Statement).*
99.1
Blue Bird Corporation Amended and Restated 2015 Omnibus Equity Incentive Plan (incorporated herein by reference to Appendix A of the Definitive Proxy Statement on Schedule 14A of Blue Bird Corporation filed with the SEC on January 27, 2020). * ††

* Filed herewith. †† Management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Macon, State of Georgia, on the 11th day of March, 2020.
Blue Bird Corporation
By: /s/ Philip Horlock
Philip Horlock
Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip Horlock and Paul Yousif, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign this Registration Statement on Form S-8, including any and all amendments and supplements (including without limitation any post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Person	Capacity	Date

/s/ Philip Horlock	President, Chief Executive Officer and Director
Philip Horlock	(Principal Executive Officer)	March 11, 2020

/s/ Philip Tighe	Chief Financial Officer
Philip Tighe	(Principal Financial and Accounting Officer)	March 11, 2020

/s/ Gurminder Bedi
Gurminder Bedi	Director	March 11, 2020

/s/ Chan Galbato
Chan Galbato	Director	March 11, 2020

/s/ Douglas Grimm
Douglas Grimm	Director	March 11, 2020

/s/ Kevin Penn
Kevin Penn	Director	March 11, 2020

/s/ Alan Schumacher
Alan Schumacher	Director	March 11, 2020

/s/ Connor Wentzell
Connor Wentzell	Director	March 11, 2020

/s/Kathleen M. Shaw, PH.D.
Kathleen M. Shaw, PH.D.	Director	March 11, 2020

INDEX OF EXHIBITS FILED HEREWITH

Exhibit Number	Description of Exhibit
5.1	Opinion of Smith, Gambrell & Russell, LLP.
23.1	Consent of BDO USA, LLP.
23.2	Consent of Smith, Gambrell & Russell, LLP (filed as part of Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this Registration Statement).
99.1	Blue Bird Corporation Amended and Restated 2015 Omnibus Equity Incentive Plan.